Exhibit 21



                             BELMAR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                    Jurisdiction of Incorporation
         ----                                    -----------------------------

Belmar Realty Corporation                                   Delaware

Bel Alliance Apartments, LLC                                Delaware